Exhibit 1


SILVERMAN
  OLSON
THORVILSON &
KAUFMANN, LTD
Certified Public Accountants
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                                                  1550 Kinnard Financial Center
                                                  920 Second Avenue South
                                                  Minneapolis, MN  55402




June 25, 1997



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Professional Dental Technologies, Inc. dated June 5, 1997.

Sincerely,

/s/ Silverman Olson Thorvilson & Kaufmann, LTD
     Minneapolis, Minnesota